AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2004
                                                   REGISTRATION NO. 333-______
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)

          STATE OF MISSOURI                              43-1723446
    (State or other jurisdiction                        (IRS Employer
   of incorporation or organization)                 Identification No.)

                              1901 CHOUTEAU AVENUE
                            ST. LOUIS, MISSOURI 63103
                                 (314) 621-3222
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WARNER L. BAXTER
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                               STEVEN R. SULLIVAN
              SENIOR VICE PRESIDENT GOVERNMENTAL/REGULATORY POLICY,
                          GENERAL COUNSEL AND SECRETARY
                              1901 CHOUTEAU AVENUE
                            ST. LOUIS, MISSOURI 63103
                                 (314) 621-3222
           (Names, address, including zip code, and telephone number, including area code, of agents for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                           PROPOSED
                                          PROPOSED         MAXIMUM
TITLE OF EACH CLASS    AMOUNT TO BE       MAXIMUM         AGGREGATE
OF SECURITIES TO BE     REGISTERED     OFFERING PRICE      OFFERING          AMOUNT OF
     REGISTERED           (1)(2)        PER UNIT (2)      PRICE (3)     REGISTRATION FEE (4)
---------------------------------------------------------------------------------------------
   Common Stock,     6,000,000 shares      $46.33        $277,980,000         $35,221
   $.01 par value
     (including
     associated
  preferred share
  purchase rights)
=============================================================================================

(1) In addition, pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers such indeterminable number of additional securities as may become deliverable as a result of stock splits, stock dividends or similar transactions, in accordance with the provisions of the Plan.

(2) The preferred share purchase rights are attached to and will trade with the common stock. The value attributable to the preferred share purchase rights, if any, is reflected in the market price of the common stock.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant's common stock on the New York Stock Exchange composite tape on February 9, 2004.

(4) Since no separate consideration is paid for the preferred share purchase rights, the registration fee for such securities is included in the fee for the common stock.

Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and Registration Statement No. 333-39400.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
==============================================================================

                   SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2004
PROSPECTUS
----------

                                  [AMEREN LOGO]

                                     DRPLUS

                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     Ameren Corporation has established its DRPlus Dividend Reinvestment and Stock Purchase Plan (Plan) to provide participants with a convenient way to purchase shares of our common stock and to reinvest all or a portion of the cash dividends paid on our common stock and the preferred stock of our subsidiaries in additional shares of our common stock.

                          PARTICIPANTS IN THE PLAN MAY:

     o Reinvest all or a portion of cash dividends paid on our common stock and the preferred stock of our subsidiaries in additional shares of common stock;

     o Increase their investment in common stock by making optional cash investments of at least $25 at any time;

     o Make an initial investment in common stock with a cash investment of at least $250;

     o Receive, upon request, certificates for whole shares of common stock credited to their Plan accounts;

     o Deposit certificates representing common stock into their Plan accounts for safekeeping; and

     o    Sell shares of common stock credited to their Plan accounts.

     Shares of common stock purchased under the Plan will, at our option, be newly issued shares or treasury shares purchased directly from us, or shares purchased in the open market or in privately negotiated transactions. Any open market or privately negotiated purchases will be made through an independent agent selected by us. This prospectus relates to _________ shares of common stock offered under the Plan.

     If you are currently participating in the Plan, you will remain enrolled in the Plan, and you do not have to take any action unless you wish to terminate your participation or change your election in the Plan.

     Our common stock is listed on the New York Stock Exchange under the ticker symbol "AEE."

     To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the Plan to certain persons are offered only through a registered broker/dealer in such jurisdictions.

     Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         THE DATE OF THIS PROSPECTUS IS                            .


--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. Ameren Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                               AMEREN CORPORATION

     Ameren is a public utility holding company registered under the Public Utility Holding Company Act of 1935 and does not own any significant assets other than the common stock of its subsidiaries. We were incorporated in Missouri on August 7, 1995. On December 31, 1997, following the receipt of all required approvals, CIPSCO Incorporated, or CIPSCO, and Union Electric Company, or AmerenUE, combined with the result that the common shareholders of CIPSCO and AmerenUE became the common shareholders of Ameren, and Ameren became the owner of 100% of the common stock of AmerenUE and CIPSCO's subsidiaries, Central Illinois Public Service Company, or AmerenCIPS, and CIPSCO Investment Company. On January 31, 2003 and February 4, 2003, respectively, we completed our acquisitions from The AES Corporation of all of the outstanding common stock of CILCORP Inc. and the membership interests of AES Medina Valley Cogen (No. 4), LLC. CILCORP is the parent company of Peoria, Illinois-based Central Illinois Light Company, which we now operate as AmerenCILCO. AES Medina Valley Cogen
(No. 4), LLC has been renamed AmerenEnergy Medina Valley Cogen (No. 4), LLC, or Medina Valley.

     Our primary subsidiaries are as follows:

     o Union Electric Company, which operates a rate-regulated electric generation, transmission and distribution business, and a rate-regulated natural gas transmission and distribution business in Missouri and Illinois as AmerenUE. AmerenUE was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. It is the largest electric utility in Missouri and supplies electric and gas service in parts of central and eastern Missouri and west central Illinois having an estimated population of 2.6 million within an area of approximately 24,500 square miles, including the greater St. Louis area.

     o Central Illinois Public Service Company, which operates a rate-regulated electric and natural gas transmission and distribution business in Illinois as AmerenCIPS. AmerenCIPS was incorporated in Illinois in 1902. It supplies electric and gas utility service to portions of central and southern Illinois having an estimated population of 820,000 within an area of approximately 20,000 square miles.

     o Central Illinois Light Company, a subsidiary of CILCORP, which operates a rate-regulated electric transmission and distribution business, and a non rate-regulated electric generation business principally through its subsidiary, AmerenEnergy Resources Generating Company, or AERG, and a rate-regulated natural gas distribution business in Illinois as AmerenCILCO. AmerenCILCO was incorporated in Illinois in 1913. It supplies electric and gas utility service to portions of central and east central Illinois in an area of approximately 3,700 and 4,500 square miles, respectively. AERG was incorporated in Illinois in November 2001 in conjunction with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997, or the Illinois Customer Choice Law. AERG commenced operations on October 3, 2003 when AmerenCILCO transferred its Duck Creek and E.D. Edwards coal-fired plants and its Sterling Avenue combustion turbine facilities representing in the aggregate approximately 1,100 megawatts of electric generating capacity to AERG in exchange for all of the outstanding stock of AERG and AERG's assumption of certain liabilities.

     o Ameren Energy Resources Company, which is a holding company for certain of Ameren's non rate-regulated operations. Subsidiaries include Ameren Energy Development Company, or Development Company, and its subsidiary, Ameren Energy Generating Company, or Generating Company, which operates a non rate-regulated electric generation business in Missouri and Illinois; Ameren Energy Marketing Company, which markets power for periods over one year; Ameren Energy Fuels and Services Company, which procures fuel and manages the related risks for our affiliated companies; and Medina Valley, which indirectly owns a 40 megawatt, gas-fired electric generation plant.

     o Generating Company, a subsidiary of Development Company, which operates a non rate-regulated electric generation business. Generating Company was incorporated in Illinois in March 2000 in conjunction with the Illinois Customer Choice Law. Generating Company commenced operations on May 1, 2000 when AmerenCIPS transferred its five coal-fired plants located in Newton, Coffeen, Meredosia, Grand Tower and Hutsonville, Illinois representing in the aggregate approximately 2,860 megawatts of electric generating capacity and related liabilities to Generating Company at historical net book value.

     o Ameren Energy, Inc., which serves as a power marketing and risk management agent for our affiliated companies for transactions of primarily less than one year.

     o Electric Energy, Inc., which operates electric generation and transmission facilities in Illinois. We have a 60% ownership interest in Electric Energy, Inc., or EEI, and consolidate it for financial reporting purposes.

     o Ameren Services Company, which provides shared support services to us and our subsidiaries.

     On February 2, 2004, we entered into an agreement with Dynegy Inc. to purchase the stock of Decatur, Illinois-based Illinois Power Company, or Illinois Power, and Dynegy's 20% ownership interest in EEI. Illinois Power operates a rate-regulated electric and natural gas transmission and distribution business serving approximately 590,000 electric and 415,000 gas customers in areas contiguous to our existing Illinois utility service territories. The total transaction value is approximately $2.3 billion, including the assumption of approximately $1.8 billion of Illinois Power debt and preferred stock. Upon completion of the acquisition, expected by the end of 2004, Illinois Power will become an Ameren subsidiary operating as AmerenIP. The transaction is subject to the approval of the Illinois Commerce Commission, the Securities and Exchange Commission, or SEC, the Federal Energy Regulatory Commission, the Federal Communications Commission, the expiration of the waiting period under the Hart-Scott-Rodino Act and other customary closing conditions.

     In this prospectus, "Ameren," "we," "us" and "our" refer to Ameren Corporation and, unless the context otherwise indicates, do not include our subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.

     The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed with the SEC:

     o our Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A;

     o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     o our Current Reports on Form 8-K filed January 15, 2003, January 22, 2003, January 30, 2003, January 31, 2003, as amended by Form 8-K/A filed March 7, 2003, March 5, 2003, May 23, 2003, June 2, 2003
          (excluding that portion furnished under Item 9 of this report), July 18, 2003, October 3, 2003, October 10, 2003, December 5, 2003,
          December 10, 2003, January 14, 2004, as amended by Form 8-K/A filed January 14, 2004 and February 3, 2004; and

     o the description of the rights to purchase shares of our Series A junior participating preferred stock contained in our registration statement on Form 8-A dated November 23, 1998.

     We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the shares of common stock registered are sold.

     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

     You may request a free copy of these filings by writing or telephoning us at the following address:

     Ameren Corporation
     Attention:  Secretary's Department
     P.O. Box 66149
     St. Louis, Missouri 63166-6149
     Telephone:  (314) 621-3222

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares of common stock under the Plan in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial position, results of operations and prospects may have changed since those dates.

                             DESCRIPTION OF THE PLAN

     The provisions of the Plan in effect on and after the date hereof are presented in the following questions and answers. If you are not a participant in the Plan, you will continue to receive cash dividends, as declared, in the usual manner.

PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide participants (see Question 8) with a convenient way to purchase our common stock and to reinvest all or a portion of the cash dividends paid on the common stock and on the preferred stock of our subsidiaries (together, Eligible Securities) in additional shares of our common stock. When shares of our common stock purchased under the Plan are acquired directly from us, we will receive additional equity funds which will be added to our general funds and used for general corporate purposes as described in "Use of Proceeds."

ADVANTAGES

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     o Participants in the Plan may elect to have cash dividends on all or a portion of their shares of common stock or preferred stock of our subsidiaries automatically reinvested in common stock. Dividend payments not reinvested will be paid to participants by check or through electronic direct deposit.

     o Participants in the Plan may make optional cash investments (including by authorizing direct debit from their personal bank accounts) in a minimum amount of $25 per transaction after the initial investment and up to a maximum of $120,000 per calendar year for the purchase of common stock.

     o Full investment of funds is possible under the Plan because both full and fractional shares will be credited to participants' Plan accounts.

     o Participants may deposit their common stock certificates, at no cost, in their Plan accounts for safekeeping.

     o Participants may enroll and manage their Plan account through our website at http://www.ameren.com.

     o Personal recordkeeping is simplified by the issuance of statements showing account activity. Statements of account are a participant's continuing record of transactions and should be retained for tax purposes.

     o Participants may sell shares of common stock held or deposited in their Plan accounts.

     o By utilizing volume commission discounts from independent agents, the Plan is able to provide investors with an economical means to purchase and sell shares of our common stock.

DISADVANTAGES

3.   WHAT ARE THE DISADVANTAGES OF THE PLAN?

     A participant will have no control over the prices at which shares are purchased or sold for his or her account, because:

     o purchases for the participant's account will be made during periods prescribed under the Plan. See Questions 11 and 16; and

     o participants cannot designate a specific price or a specific date at which to sell shares or select the broker through which sales will be made. See Question 21.

Therefore, the participant will bear the risk of fluctuations in the market price of our common stock.

OTHER FEATURES

4.   WHAT ARE OTHER FEATURES OF THE PLAN?

     o Non-shareholders of legal age may participate in the Plan by making a minimum initial cash investment of $250 to purchase our common stock under the terms of the Plan.

     o Non-shareholders of legal age who are employees of Ameren or our subsidiaries (an Employee) may authorize a minimum payroll deduction investment of $25 in any pay period to purchase common stock under the terms of the Plan.

     o For each meeting of shareholders, participants will receive proxies that will enable them to vote both shares registered in their names and shares credited to their Plan accounts.

ADMINISTRATION

5.   WHO ADMINISTERS THE PLAN?

     Ameren Services Company, a wholly-owned subsidiary of Ameren, will administer the Plan through its Banking and Investor Services Department (Investor Services). Among other things, Ameren Services will receive and hold participants' funds pending investment in additional shares of common stock, effect transfers of common stock, keep a continuous record of participation and prepare and send to each participant statements of the participant's Plan account. The responsibilities of Ameren Services in connection with the administration of the Plan are administrative in nature and, in large part, are consistent with the responsibilities of Ameren Services in acting as our registered transfer agent.

     If we elect to meet the requirements of participants by purchasing shares of common stock in the open market, an independent agent will act on behalf of participants in buying such shares. An independent agent will also sell Plan shares on behalf of participants.

     We reserve the right to interpret and administer the Plan as deemed necessary or desirable, including the right to limit or deny participation in the Plan where circumstances warrant. The terms and conditions of the Plan and its operation shall be governed by and construed in accordance with the laws of the State of Missouri. Neither Ameren, Ameren Services, nor its independent agents will be liable for any act done in good faith or for any omission to act in good faith, provided that Ameren shall not be relieved from any liability imposed under any federal, state or other applicable securities law which cannot be waived. You should recognize that we cannot assure you of a profit or protect you against a loss on shares purchased or sold under the Plan. A participant participates in the Plan at his or her sole discretion, risk and responsibility.

6.   WHO SHOULD I CONTACT WITH QUESTIONS CONCERNING THE PLAN AND ITS
     ADMINISTRATION?

     You may contact us with questions concerning the Plan

          o    by writing to:

               Ameren Services Company
               Banking and Investor Services Department
               P.O. Box 66887
               St. Louis, Missouri 63166-6887

          o by calling Investor Services locally at (314) 554-3502 or toll-free at (800) 255-2237

          o    by email at invest@ameren.com

          o    or by visiting our website at http://www.ameren.com.

     Ameren Services acts as the transfer agent for all publicly-traded equity securities issued by Ameren and its subsidiaries.

7.   MAY THE PLAN BE SUSPENDED, MODIFIED OR DISCONTINUED?

     We reserve the right to suspend, modify or discontinue the Plan at any time, including, but not limited to the right to modify the fees and commissions charged to participants. We will announce any suspension, major modification or discontinuance of the Plan to all participants.

ELIGIBILITY

8.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any person of legal age or entity, whether or not a holder of common stock or preferred stock, is eligible to participate in the Plan provided that such person or entity fulfills the prerequisites for participation described under Question 9 and participation would not violate the securities or other laws of the state, territory or country where the participant resides that are applicable to Ameren, the Plan or the participant.

     A Plan prospectus and enrollment or application information will be furnished upon request made to Investor Services or it may be obtained from our website at http://www.ameren.com.

PARTICIPATION

9.   HOW DO I ENROLL IN THE PLAN OR CHANGE MY METHOD OF PARTICIPATION?

     After receiving a copy of this prospectus, eligible applicants may become participants in the Plan by completing and signing an enrollment form (shareholders) or an application (non-shareholders). The minimum initial optional cash investment is $25 for shareholders and $250 for non-shareholders. The maximum aggregate optional cash investment that may be made by a participant in any calendar year is $120,000.

     The enrollment and application forms require a participant to choose a reinvestment option for participation in the Plan. By checking the appropriate box a participant may select:

     o FULL DIVIDEND REINVESTMENT -- Automatic reinvestment of cash dividends on all Eligible Securities registered in the name of the participant and on all Plan shares credited to the participant's account.

     o PARTIAL DIVIDEND REINVESTMENT -- Receipt of cash dividends on a portion of the Eligible Securities registered in the name of the participant and/or a portion of the Plan shares credited to the participant's account, and automatic reinvestment of the cash dividends on the remainder of the participant's shares.

     o NO DIVIDEND REINVESTMENT -- Receipt of cash dividends on all Eligible Securities registered in the name of the participant and on all Plan shares credited to the participant's account.

     Participants may change their reinvestment options by completing the correspondence portion of their statement of account or an enrollment form and sending it to Investor Services. Changes will become effective as soon as practicable after they are received. Any change in reinvestment options must be received by the dividend record date in order to be effective on the related payment date.

10.  HOW DOES AN EMPLOYEE PARTICIPATE?

     An Employee may join the Plan at any time by enrolling in the same manner as any other eligible person described under Question 9 or by completing a Payroll Deduction Authorization form.

DIVIDEND REINVESTMENT

11.  HOW AND WHEN WILL CASH DIVIDENDS BE REINVESTED?

     If a participant has elected full or partial dividend reinvestment on the Eligible Securities registered in the participant's name and/or the participant's Plan shares, we will reinvest those dividends in additional shares of our common stock. The source of common stock to be purchased under the Plan may be, at our discretion, authorized but unissued or treasury shares of common stock or shares of common stock purchased in the open market or in privately negotiated transactions by an independent agent.

     If we are meeting the requirements of the Plan with common stock purchased in the open market or in privately negotiated transactions, an independent agent will determine the exact timing of such purchases and the number of shares to be purchased, depending on the amount of reinvested dividends, market conditions and the requirements of federal securities laws, and the purchased shares will be credited to a participant's Plan account as of the applicable Investment Date, as defined below. If we elect to issue authorized but unissued or treasury shares of our common stock, these shares will be issued by us and credited to a participant's Plan account as of the applicable Investment Date. The determination of the price for purchases of Plan shares is explained in Question 18.

     If a participant's enrollment form is received by Investor Services on or before the record date with respect to any common stock or eligible preferred stock cash dividend payment date, then the dividend payable on such payment date will be used to purchase additional shares of common stock as of such payment date (an Investment Date). If the enrollment form is received after the record date for any such cash dividend payment date, the reinvestment of dividends will start with the next dividend payment date.

     Each cash dividend payment date on the Eligible Securities will be an Investment Date under the Plan; accordingly, cash dividends payable on each common stock dividend payment date and on preferred stock dividend payment date, which are to be reinvested, will be invested in common stock as of such dividend payment date. Common stock cash dividend payment dates are normally on or about the last business day of March, June, September and December. Preferred stock cash dividend payment dates vary depending upon the series of preferred stock and the Ameren subsidiary issuing the preferred stock. You should contact Investor Services for more information with respect to dividend payment dates.

OPTIONAL CASH INVESTMENTS

12.  WHO IS ELIGIBLE TO MAKE OPTIONAL CASH INVESTMENTS?

     All Plan participants, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash investments.

13.  HOW ARE OPTIONAL CASH INVESTMENTS MADE?

     A Plan participant may make an initial cash investment when enrolling by enclosing a check with the enrollment form or application. Checks should be made payable to "Ameren Corporation," and returned in the envelope provided with the enrollment form or application. Thereafter, optional cash investments may be made by using the cash investment form attached to the statement of account, by Automatic Cash Investment (see Question 14) or by Employee payroll deduction (see Question 10). Please contact Investor Services for additional cash investment forms.

14.  WHAT IS THE AUTOMATIC CASH INVESTMENT OPTION OF THE PLAN AND HOW DOES IT
     WORK?

     The Automatic Cash Investment option offers participants in the Plan a direct debit service. Optional cash investments are electronically withdrawn from your personal checking or savings account at least once a month, usually near the end of the month, and used to purchase common stock. The direct debit from your personal bank account will be shown on the monthly statement from your financial institution. In addition, you will receive a statement from Investor Services detailing the cash received and shares purchased.

     The Automatic Cash Investment option may be authorized for regular monthly amounts from $25 to $10,000. Funds authorized for investment through the Automatic Cash Investment option will be debited approximately three days prior to the appropriate optional cash investment date. See Question 16.

     For an Automatic Cash Investment application, please contact Investor Services.

15.  WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH INVESTMENTS?

     Optional cash investments cannot be less than $25 per investment ($250 in the case of the initial optional cash investment by a non-shareholder). The maximum aggregate optional cash investment that may be made by a participant in any calendar year cannot exceed $120,000.

16.  WHEN WILL OPTIONAL CASH INVESTMENTS BE INVESTED?

     The option to make cash investments is available to you at any time. The dates on which optional cash investments are used to purchase common stock are determined solely at our discretion, although purchases on behalf of Plan participants will be made at least once a month. Purchases may be made over a period of several days in the case of market purchases. All such purchases will be aggregated and credited to participants' accounts on the optional cash investment date occurring on or after receipt of the optional cash investment. There will usually be an optional cash investment date on or about the 15th day and the last day of each month. Participants will receive a notice at the beginning of each year specifying the optional cash investment dates for such year.

     Cash received after an optional cash investment date will be invested as of the next optional cash investment date. No interest will be paid by us on any cash investments received by us pending investment.

PURCHASES

17.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED?

     The number of shares purchased for you under the Plan depends on the amount of funds you have available for investment and the price of the shares. The funds you have available for investment depends on what you have authorized in regard to dividend reinvestment, plus any optional cash investments made. In every case, your available funds will be fully invested in both whole and fractional shares of common stock (computed to four decimal places). No one can predict the number of shares that will be purchased for you during a particular purchase period, and you cannot direct the purchase of a specific number of shares.

18.  WHAT IS THE PRICE OF SHARES PURCHASED FOR THE PLAN?

     If shares for the Plan are being purchased in the open market or in privately negotiated transactions, the price of such shares will be the weighted average price at which the independent agent acquired the shares allocated to participants' accounts on the applicable Investment Date plus applicable brokerage commissions and other fees. If we are selling newly issued or treasury shares of common stock, the price of such shares will be the average of the high and low sales prices of our common stock on the applicable Investment Date reported as on the consolidated tape for New York Stock Exchange listed companies administered by the Consolidated Tape Association. The independent agent may offset purchases of shares against sales of shares to be made for participants under the Plan with respect to an Investment Date, resulting in a net purchase or a net sale of shares.

19.  WHO PURCHASES THE SHARES FOR THE PLAN?

     We, at our discretion, may elect to satisfy the requirements of the Plan with either unissued or treasury shares of common stock or shares of common stock purchased in the open market or in privately negotiated transactions. If we elect to purchase shares of common stock in the open market or in privately negotiated transactions, the independent agent will make all such purchases necessary to meet the requirements of the Plan. Other than establishing the length of the investment period incorporated into the Plan, we do not exercise any direct or indirect control over the timing or price of purchases made by the independent agent. If open market or privately negotiated purchases are not made, the shares issued under the Plan will be issued directly from the authorized and unissued shares of our common stock or will be treasury shares.

20.  ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS?

     We will pay the costs of administering the Plan, but participants will be required to pay brokerage commissions and other fees for shares purchased in the open market or in privately negotiated transactions and shares sold through the Plan as well as any transfer tax, if applicable. Brokerage commissions will be at a negotiated rate established under the terms of our agreements with independent agents. See Question 7.

SALES AND TERMINATION FROM THE PLAN

21. MAY PARTICIPANTS SELL OR WITHDRAW ALL OR A PORTION OF THEIR SHARES FROM THE PLAN?

     Yes. Any participant may withdraw from the Plan, request that a certificate be issued for Plan shares or request that Plan shares be sold and the cash proceeds forwarded to the participant. Participation in the Plan is entirely voluntary. Participants may sell or withdraw all or a portion of their shares by filling out the correspondence portion of their account statement or by contacting Investor Services.

     A stock certificate for any whole number of shares will be issued from your Plan account as soon as practicable after requested. If you would like stock certificates issued in a registration other than the name on your account, contact Investor Services.

     Investor Services will aggregate Plan sale requests and place a market order with the independent agent to sell such shares at least four times a month. The participant will receive the proceeds of the sale less any brokerage commission and any other fees as soon as practicable after the settlement date for the applicable sale.

     If a participant's request for a sale or withdrawal is received by Investor Services on or soon after a dividend payment date, such request will be processed as soon as practicable after reinvested dividends have been allocated.

     If a participant's Plan account contains less than one full share, Investor Services reserves the right to sell any fractional share remaining in the account, forward the proceeds of the sale to the participant and terminate the account.

REPORTS TO PARTICIPANTS

22. HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASE OF SHARES OF COMMON STOCK AND OTHER ACTIVITY IN THEIR PLAN ACCOUNTS?

     Participants will receive a quarterly statement as soon as practicable following the end of each calendar quarter. The last quarterly statement of each calendar year will reflect year-to-date Plan activity. In addition, a statement will be provided in any month an account has Plan activity. These statements are participants' continuing record of their Plan transactions and should be retained for tax purposes. Participants should be aware that it is important to retain all statements received as there will be a fee incurred to provide historical statement information.

     Participants will receive copies of the same communications sent to other registered shareholders of common stock, including our annual report, notice of annual meeting and proxy statement, and certain tax information.

CERTIFICATES

23. WILL STOCK CERTIFICATES AUTOMATICALLY BE ISSUED FOR SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

     No. Unless you request otherwise as described below, the number of shares credited to your Plan account will be held by Ameren Services, as agent, and will be shown on your statement of account. This service protects against loss, theft or destruction of stock certificates.

     A certificate for any number of whole shares up to the full number of shares credited to your Plan account will be issued to you if you so request in writing. See Question 21. Such request should be mailed to Investor Services.

     Shares credited to your Plan account may not be used as collateral. If you wish to use your Plan shares as collateral, you must request that a certificate be issued in your name. A certificate for fractional shares will not be issued under any circumstances.

TRANSFER OF SHARES HELD IN THE PLAN

24.  CAN PLAN SHARES BE TRANSFERRED?

     Upon written request, Plan shares can be transferred into names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request is accompanied by a duly executed stock power that bears the signature(s) of the participant(s) and the signature(s) is/are Medallion Guaranteed by a financial institution, such as a commercial bank or a brokerage firm, that is a member of either the STAMP, SEMP or MSP Medallion Guarantee programs. Unless instructed otherwise, Ameren Services will hold the transferred shares in an account in the transferee's name in the Plan and apply the same dividend reinvestment options as existed with respect to the transferred account.

SAFEKEEPING SERVICE FOR COMMON STOCK CERTIFICATES

25.  WHAT IS THE PLAN'S SAFEKEEPING SERVICE AND HOW DOES IT WORK?

     The Plan's safekeeping service allows you to deposit your common stock certificate(s) into your Plan account. The benefits of this service include the convenience of keeping all of your shares in one place, and the protection against the cost of replacing your certificates should they be lost, stolen or destroyed. If you would like to take advantage of this service, please contact Investor Services.

ONLINE SERVICES

26.  WHAT TRANSACTIONS CAN A PARTICIPANT CONDUCT THROUGH OUR WEBSITE?

     Through our website, a participant may:

          o    enroll in the Plan;

          o authorize the reinvestment of his or her common stock or preferred stock cash dividends; and

          o    authorize optional cash investments;

     and a participant may:

          o review and manage his or her Plan account at his or her convenience;

          o arrange for sales of some or all of his or her shares of common stock; and

          o request the issuance of a stock certificate for some or all of his or her shares of common stock.

     Participation in the Plan through our online services is voluntary. A participant can access such services at our website at http://www.ameren.com.

INCOME TAXES

27.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     In general, participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not Plan participants. This means that dividends reinvested under the Plan are taxable as having been received even though the participants did not actually receive them in cash but, instead, used them to purchase additional shares under the Plan.

     Federal legislation enacted in 2003 has lowered the tax rate that is applicable to most dividends. For participants who have held their Ameren common stock for more than a 60-day period surrounding the ex-dividend date, the dividend will be taxed at the 5% or 15% rates which apply to long-term capital gains.

     The sale of shares by a participant under the Plan may give rise to a capital gain or loss, provided such shares are held as a capital asset by the participant. Any such gain or loss will be measured by the difference between the proceeds received by the participant (net of commissions and fees) and the participant's tax basis in the shares sold.

     For participants who are subject to U.S. withholding tax, backup withholding or foreign taxes, we will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by the participant, or dividends reinvested on behalf of the participant, will be net of the required taxes.

     The foregoing is only a general statement of federal income tax consequences. Each participant should consult his or her own tax advisor as to the specific application of the tax laws and regulations governing the Plan as they relate to such participant. The statements of account sent to participants should be retained for tax purposes.

                           DESCRIPTION OF COMMON STOCK

GENERAL

     The following descriptions of our common stock and the relevant provisions of our restated articles of incorporation and by-laws are summaries and are qualified by reference to our restated articles of incorporation and by-laws which have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

     Under our restated articles of incorporation, we are authorized to issue 400 million shares of common stock, $.01 par value per share, and 100 million shares of preferred stock, $.01 par value per share. At February 11, 2004, 181,993,522 shares of common stock and no shares of preferred stock were outstanding. In March 2002, we issued equity security units pursuant to which we may issue between 7,402,320 and 8,734,020 additional shares of common stock on or before May 15, 2005 in settlement of the purchase contracts comprising a portion of the units.

DIVIDEND RIGHTS AND LIMITATIONS

     The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock, if any is issued. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

VOTING RIGHTS

     Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock, the holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. The common stock shall vote together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

MISCELLANEOUS

     The outstanding shares of common stock are, and the shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

TRANSFER AGENT AND REGISTRAR

     Ameren Services acts as transfer agent and registrar for the common stock.

SHAREHOLDER RIGHTS PLAN

     On October 9, 1998, our board of directors adopted a shareholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The plan is designed to assure shareholders of fair and equal treatment in the event of a proposed takeover. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A junior participating preferred stock, par value $.01 per share, at an exercise price of $180 per one one-hundredth of a share of such preferred stock, subject to adjustment. The rights will become exercisable only if a person or group acquires 15% or more of our common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of our common stock. If a person or group acquires 15% or more of our outstanding common stock, each right will entitle its holder (other than such person or members of such group) to purchase, at the right's then-current exercise price, a number of shares of our common stock having a market value of twice such price. In addition, if we are acquired in a merger or other business combination transaction after a person or group has acquired 15% or more of our outstanding common stock, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of shares of the acquiring company's common stock having a market value of twice such price. The acquiring person or group will not be entitled to exercise these rights.

     The SEC approved the plan under the Public Utility Holding Company Act of 1935 in December 1998. The rights were issued as a dividend payable January 8, 1999, to shareholders of record on that date. The rights will expire on October 9, 2008. One right will accompany each new share of our common stock issued prior to such expiration date. The rights do not have voting or dividend rights, and until they become exercisable, have no dilutive effect on our per-share earnings.

     We have 4 million shares of preferred stock initially reserved for issuance upon exercise of the rights. There is no junior participating preferred stock issued or outstanding as of the date of this prospectus.

     The description and terms of the rights are set forth in an agreement between us and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York), as rights agent. The proceeding summary of the rights and the shareholder rights plan is qualified in its entirety by reference to the rights agreement and the description thereof each contained in our registration statement on Form 8-A dated November 23, 1998, which is incorporated by reference into this prospectus.

CERTAIN ANTI-TAKEOVER MATTERS

     Our restated articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

     o authorization for our board of directors (subject to any required regulatory approval) to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

     o advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors;

     o the prohibition of shareholder action by less than unanimous written consent without a meeting; and

     o provisions specifying that only the chief executive officer or the board of directors (by a majority vote of the entire board of directors) may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

     In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discouraging any such transaction. The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the business combination provisions, and our restated articles of incorporation opt out of such provisions.

     Under the Illinois Public Utilities Act, approval of the Illinois Commerce Commission is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Because we control a majority of the voting stock of AmerenCIPS, AmerenUE and AmerenCILCO, each public utilities subject to Illinois utility regulation, any change in our ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval. Certain acquisitions by any person of our outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935.

                                 USE OF PROCEEDS

     The number of shares of common stock, if any, that we will sell under the Plan and the prices at which such shares will be sold cannot presently be determined. The number and prices of shares sold will be affected by the level of participation in the Plan, the prevailing prices of our common stock and whether the shares are newly issued or treasury shares or shares purchased in the open market or privately negotiated transactions. If newly issued or treasury shares of common stock are sold by us under the Plan, we will use the net proceeds we receive from the sale:

     o to finance our subsidiaries' ongoing construction and maintenance programs;

     o to redeem, repurchase, repay or retire outstanding indebtedness, including indebtedness of our subsidiaries;

     o to finance strategic investments in, or future acquisitions of, other entities or their assets; and

     o    for other general corporate purposes.

     If shares are purchased by an independent agent in the open market or in private transactions for sale under the Plan, we will not receive any proceeds from such sales.

                                  LEGAL MATTERS

     Steven R. Sullivan, Esq., our Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary, has issued a legal opinion as to certain legal matters in connection with the common stock offered by this prospectus. As of December 31, 2003, Mr. Sullivan owned 502 shares of Ameren's common stock. In addition, as of that date, Mr. Sullivan had been granted options to purchase 30,100 shares of Ameren's common stock, of which options to purchase 20,375 shares were fully vested, and he owned 7,921 restricted shares of Ameren's common stock, none of which were fully unrestricted.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2002 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   ========================================      ===============================

         No dealer, salesperson or other
   person is authorized to give any
   information to or represent anything
   not contained in this prospectus.  You             AMEREN CORPORATION
   must not rely on any unauthorized
   information or representations.  This
   prospectus is an offer to sell only
   the shares offered hereby, but only                      DRPLUS
   under circumstances and in                        DIVIDEND REINVESTMENT
   jurisdictions where it is lawful to do           AND STOCK PURCHASE PLAN
   so.  The information contained in this
   prospectus is current only as of its
   date.

                ------------



              TABLE OF CONTENTS                          Common Stock


                                      Page
                                      ----

                                                         ------------
   Ameren Corporation...................2
   Where You Can Find More Information..3
   Description of the Plan..............4                 PROSPECTUS
   Description of Common Stock.........12
   Use of Proceeds.....................14
   Legal Matters.......................15
   Experts.............................15                ------------


   ========================================      ===============================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

     Securities and Exchange Commission registration fee........... $  5,221*
     Stock exchange listing fees...................................   21,000
     Printing expenses.............................................   15,000
     Fees of accountants...........................................    4,000
     Fees of attorneys.............................................   25,000
     Blue sky fees.................................................    5,000
     Miscellaneous expenses........................................    3,775
                                                                    --------
          Total.................................................... $105,000
                                                                    ========
--------------
*   Actual expenses; all other expenses are estimates

ITEM 15.  Indemnification of Directors and Officers

     Article IV of the By-laws of Ameren Corporation (the "Company"), consistent with the applicable provisions of the Missouri General and Business Corporation Law (the "MGBCL"), provides for indemnification of directors and officers. These provisions provide that any person shall be indemnified for expenses and liabilities imposed upon such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In a proceeding brought by or in the right of the Company, indemnification shall be made with respect to any claim as to which an officer or director has been adjudged to have been liable to the Company if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The By-laws, consistent with the applicable provisions of the MGBCL, provide that indemnification shall be made by the Company only if a determination has been made by a majority vote of a quorum of the disinterested directors or by the shareholders or by independent legal counsel, that the director or officer met the required standard of conduct. The Company has purchased insurance on behalf of its officers and directors which insures them against certain liabilities and expenses, including those under the Securities Act of 1933.

     The By-laws, consistent with the applicable provisions of the MGBCL, further provide that, in addition to the indemnities described in the preceding paragraphs, the Company will further indemnify its officers and directors to the maximum extent permitted by law, provided that no indemnity may be given for conduct that is adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct.

ITEM 16.  Exhibits

EXHIBIT
   NO.                                 DESCRIPTION
-------   ----------------------------------------------------------------------

   *2.1 Stock Purchase Agreement, dated as of February 2, 2004, among the Company, Dynegy Inc., Illinova Corporation and Illinova Generating Company (February 3, 2004 Form 8-K, Exhibit 2.1).

   *4.1 Restated Articles of Incorporation of the Company (File No. 33-64165, Annex F).

   *4.2 Certificate of Amendment to the Restated Articles of Incorporation filed with the Secretary of State of the State of Missouri on December 14, 1998 (1998 Form 10-K, Exhibit 3(i)).

    4.3   By-laws of the Company as amended to February 13, 2004.

   *4.4 Agreement, dated as of October 9, 1998, between the Company and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent, which includes the form of Certificate of Designation of the Preferred Shares as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (October 14, 1998 Form 8-K, Exhibit 4).

      5 Opinion of Steven R. Sullivan, Esq., Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of the Company, regarding the validity of the securities.

   23.1   Consent of Steven R. Sullivan (included in Exhibit 5).

   23.2   Consent of independent accountants.

     24   Powers of Attorney.

NOTE: REPORTS OF THE COMPANY ON FORMS 8-K, 10-Q AND 10-K ARE ON FILE WITH THE SEC UNDER FILE NUMBER 1-14756.

-------------------
*    Incorporated by reference herein as indicated.

ITEM 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 13th day of February, 2004.

                                          AMEREN CORPORATION (Registrant)


                                          By:      /s/ Gary L. Rainwater
                                               ---------------------------------
                                                    Gary L. Rainwater
                                              Chairman, President and Chief
                                                    Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             NAME                             TITLE                    DATE
             ----                             -----                    ----

                                    Chairman, President, Chief
     /s/ Gary L. Rainwater             Executive Officer and
-------------------------------               Director             February 13, 2004
       Gary L. Rainwater           (Principal Executive Officer)


     /s/ Warner L. Baxter          Executive Vice President and
-------------------------------      Chief Financial Officer       February 13, 2004
       Warner L. Baxter           (Principal Financial Officer)


      /s/ Martin J. Lyons         Vice President and Controller
-------------------------------   (Principal Accounting Officer)   February 13, 2004
        Martin J. Lyons

               *
-------------------------------              Director              February 13, 2004
     William E. Cornelius

               *
-------------------------------              Director              February 13, 2004
       Susan S. Elliott

               *
-------------------------------              Director              February 13, 2004
     Clifford L. Greenwalt

               *
-------------------------------              Director              February 13, 2004
        Thomas A. Hays




             NAME                             TITLE                    DATE
             ----                             -----                    ----

              *
------------------------------                                     February 13, 2004
       Richard A. Liddy                     Director

              *
------------------------------              Director               February 13, 2004
       Gordon R. Lohman

              *
------------------------------              Director               February 13, 2004
      Richard A. Lumpkin

              *
------------------------------              Director               February 13, 2004
    John Peters MacCarthy

              *
------------------------------              Director               February 13, 2004
     Paul L. Miller, Jr.

              *
------------------------------              Director               February 13, 2004
      Charles W. Mueller

              *
------------------------------              Director               February 13, 2004
    Douglas R. Oberhelman

              *
------------------------------              Director               February 13, 2004
       Harvey Saligman


*By:   /s/ Steven R. Sullivan
     -------------------------
         Steven R. Sullivan
          Attorney-in-Fact

                                  EXHIBIT INDEX

 EXHIBIT
   NO.                             DESCRIPTION
--------  ----------------------------------------------------------------------
   *2.1 Stock Purchase Agreement, dated as of February 2, 2004, among the Company, Dynegy Inc., Illinova Corporation and Illinova Generating Company (February 3, 2004 Form 8-K, Exhibit 2.1).

   *4.1 Restated Articles of Incorporation of the Company (File No. 33-64165, Annex F).

   *4.2 Certificate of Amendment to the Restated Articles of Incorporation filed with the Secretary of State of the State of Missouri on December 14, 1998 (1998 Form 10-K, Exhibit 3(i)).

    4.3   By-laws of the Company as amended to February 13, 2004.

   *4.4 Agreement, dated as of October 9, 1998, between the Company and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent, which includes the form of Certificate of Designation of the Preferred Shares as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (October 14, 1998 Form 8-K, Exhibit 4).

      5 Opinion of Steven R. Sullivan, Esq., Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of the Company, regarding the validity of the securities.

   23.1   Consent of Steven R. Sullivan (included in Exhibit 5).

   23.2   Consent of independent accountants.

     24   Powers of Attorney.

NOTE: REPORTS OF THE COMPANY ON FORMS 8-K, 10-Q AND 10-K ARE ON FILE WITH THE SEC UNDER FILE NUMBER 1-14756.

-----------
*    Incorporated by reference herein as indicated.